SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PRO-DEX, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee paid previously with preliminary materials.

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Explanatory Note

On October 12, 2011, the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission. As a result of a clerical error, the Security Ownership of Certain Beneficial Owners and Management Table (the “Table”) on page 3 of the Proxy Statement contained errors regarding the persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock. The Table (i) incorrectly listed Ronald G. Coss and Wedbush Inc. as persons beneficially owning more than 5% of the outstanding shares of the Company’s Common Stock as of October 10, 2011 and (ii) showed an inaccurate number of shares beneficially owned by First Wilshire Securities Management, Inc. and GRT Capital Partners, L.L.C. / GRT Deep Woods GP, L.L.C. In all other respects, the Table and footnotes were correct as filed. The Table with the above mentioned corrections is set forth below and the Proxy Statement shall be deemed amended to reflect this change.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the record date, October 10, 2011, by (i) each person known by us to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of our current and nominated directors, (iii) each of the Named Executive Officers (as hereinafter defined), and (iv) all current and nominated directors and all of our Named Executive Officers as a group.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock Beneficially Owned(3)
First Wilshire Securities Management Inc. 1224 East Green Street Pasadena, CA 91106	315,469		9.6%
Nicolas Swenson 3033 Excelsior Blvd., Suite 560 Minneapolis, MN 55416	261,394		8.0%
GRT Capital Partners, L.L.C. GRT Deep Woods GP, L.L.C. 50 Milk Street, Floor 21 Boston, MA 02109	187,730		5.7%
Mark P. Murphy	226,489	(4)	6.9%
George J. Isaac	89,834	(4)	2.7%
Michael J. Berthelot	21,667	(4)	*
William L. Healey	26,667	(4)	*
David Holder	21,667	(4)	*
Harold A. Hurwitz(5)	9,167	(4)	*
Jeffrey J. Ritchey(6)	20,500		*

All Named Executive Officers, current directors and director nominees as a group (7 persons)	415,990	(4)	12.1%

*	Less than 1%.
1.	Unless otherwise indicated, the address is c/o Pro-Dex, Inc., 2361 McGaw Avenue, Irvine, California 92614.
2.

Unless otherwise indicated, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property and similar laws, where applicable.

3.

Applicable percentage ownership is based on 3,272,350 shares of Common Stock outstanding as of October 10, 2011. Any securities not outstanding but subject to warrants or options exercisable as of October 10, 2011, or exercisable within 60 days after such date, are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person holding such warrants or options, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

4.

Includes shares of Common Stock issuable upon the exercise of warrants and options which were exercisable as of October 10, 2011, or exercisable within 60 days after October 10, 2011, as follows: Mr. Murphy, 29,444 shares; Mr. Isaac, 50,000 shares; Mr. Healey 26,667 shares; Mr. Holder, 21,667 shares; Mr. Berthelot, 21,667 shares; Mr. Hurwitz, 9,167 shares; and all current directors, director nominees and Named Executive Officers as a group, 158,611 shares.

5.	Mr. Hurwitz’s employment with us commenced October 4, 2010.
6.	Mr. Ritchey’s employment with us concluded October 5, 2010. The number of shares owned is based on Mr. Ritchey’s exercise of stock options subsequent thereto.